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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT - January 5, 2004
                        (Date of Earliest Event Reported)


                         MAGELLAN HEALTH SERVICES, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

                           Commission File No. 1-6639

             Delaware                                        58-1076937
             --------                                        ----------
     (State of Incorporation)                             (I.R.S. Employer
                                                        Identification No.)

    6950 Columbia Gateway Drive Suite 400
          Columbia, Maryland                                   21046
    --------------------------------------                     -----
         (Address of principal                                Zip Code
          executive offices)

       Registrant's telephone number, including area code: (410) 953-1000

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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
ITEM 5.  OTHER MATERIAL EVENTS.

           On January 5, 2004 (the "EFFECTIVE DATE"), Magellan Health Services, Inc. ("MAGELLAN") and subsidiaries (collectively, the "COMPANY") consummated their Third Joint Amended Plan of Reorganization, as modified (the "PLAN"), under chapter 11 of title 11 of the U.S. Code, which had been confirmed by order of the United States Bankruptcy Court for the Southern District of New York on October 8, 2003, and accordingly the Plan became fully effective and Magellan and subsidiaries emerged from the protection of their Chapter 11 proceedings. Information regarding the Plan and its confirmation by the Bankruptcy Court is contained in the Current Report on Form 8-K filed by Magellan with the Securities and Exchange Commission ("SEC") on October 8, 2003. Magellan issued on January 5 the press release regarding consummation of the Plan attached hereto as Exhibit 2.1. Magellan's new Ordinary Common Stock, as issued under the Plan on the Effective Date, has been listed on the Nasdaq Stock Market and is expected to become eligible for trading thereon under the ticker symbol "MGLN" on January 6, 2004.

           The following is a summary of the transactions, including modifications of the rights of Magellan's securityholders as existing before the Effective Date, which became effective on such date pursuant to or in connection with the consummation of the Plan. The Company's former creditors and shareholders became entitled to the distributions provided by the Plan as of the Effective Date and these distributions either were made by the Company on the Effective Date or will be disbursed in accordance with the Plan in the upcoming days. This summary only highlights certain of the substantive provisions of the Plan and the documents implementing the Plan and is qualified in its entirety by reference to (i) the full text of the Plan, a copy of which is Exhibit 2(a) to Magellan's Quarterly Report on Form 10-Q filed with the SEC on August 14, 2003, as first supplemented by the modification attached as Exhibit 99.2 to Magellan's Current Report filed on September 24, 2003 and further supplemented by the modification attached as Exhibit 2.4 to Magellan's Current Report on Form 8-K filed on October 8, 2003 and as to be implemented pursuant to the confirmation order, a copy of which is Exhibit 2.3 to Magellan's October 8, 2003 Current Report on Form 8-K, and (ii) the implementing documents attached hereto as exhibits.

           Giving effect to the Plan, Magellan and its subsidiaries continue, in their previous organizational form, to conduct their business as previously conducted, with their current assets in all material respects (except for cash to be distributed under the Plan to former creditors of the Company), but the Company has been recapitalized. Specifically, the Company's secured bank loans were paid in full, and other existing indebtedness (i.e., two classes of notes and general unsecured creditor claims) and the existing equity interests in Magellan (approximately 35.3 million shares of a single class of Common Stock, $0.25 par value per share, all options and warrants to purchase shares of Common Stock and approximately 59,063 shares of Series A Redeemable Senior Preferred Stock, without par value) were cancelled as of the Effective Date in exchange for the distributions provided for by the Plan, as further described below.

       On January 5, 2004, the Company entered into a credit agreement with Deutsche Bank, as lender and administrative agent, and other lenders which provide it $100.0 million in term loans, an $80.0 million letter of credit facility and a $50.0 million revolving credit facility (collectively, the "NEW CREDIT FACILITY"). The interest rate on term loan and revolving credit borrowings will fluctuate and will be at a rate equal to the higher of (i) the prime rate established by Deutsche Bank or (ii) one-half of one percent in excess of the overnight "federal funds" rate, as from time to time in effect, plus in either case two and one-half percent per year, subject to the Company's election to have interest calculated on a borrowing based on the "Eurodollar rate" offered by Deutsche Bank plus three and one-half percent per year. The interest rate on letter of credit-related borrowings will be fixed at 3.5%. However, in each case the interest rate could be reduced upon achievement of certain conditions. Borrowings under the New Credit Facility will mature on August 15, 2008 and certain quarterly principal payments on the term loan are also required. The New Credit Facility is guaranteed by substantially all of the subsidiaries of Magellan and is secured by substantially all of the assets of Magellan and the subsidiary guarantors. The proceeds of the term loan, together with other funds, are being used as of the Effective Date to repay in full in accordance with the Plan the Company's previous senior secured bank indebtedness of approximately $161 million, to make other cash payments contemplated by the Plan, to pay fees and expenses related to the chapter 11 cases, and for general working capital purposes. In addition, the letter of credit facility will be utilized to back outstanding letters of credit and to provide additional letters of credit when needed for the Company's business. A copy of the New Credit Facility credit agreement is attached hereto as Exhibit 2.2.

          On January 5, 2004, the Company issued Series A of its new senior notes (the "NEW SENIOR NOTES") to the holders of the Company's previous 9-3/8% Senior Notes due 2007 (the "OLD SENIOR NOTES") and made a cash payment in satisfaction of the $250 million of principal owed thereon and all accrued and unpaid interest thereon. For each $1,000 of principal amount of Old Senior Notes, a holder will receive $184.34 in cash and $933.82 in principal amount of New Senior Notes. The terms of the New Senior Notes are substantially similar to those of the old senior notes and provide that:

o    they will mature as of November 15, 2008,

o    they are unsecured, and

o    they bear interest at a rate of 9-3/8% per annum.

A copy of the Indenture with respect to the New Senior Notes between Magellan Health Services, Inc. and HSBC Bank USA, as indenture trustee, is attached hereto as Exhibit 2.3.

              As authorized in connection with the confirmation of the Plan, Magellan has elected to increase proportionately the number of shares of common stock to be issued in accordance with the Plan, with the same effect as if it effected a 2.3:1 stock split of such shares, and all references to the number of shares and to per share amounts herein give effect to such increase (and accordingly differ from the numbers in respect of such amounts referred to in the text of the Plan).

              Under the Plan, holders of the Company's previous 9% Senior Subordinated Notes due 2008 (the "Old Subordinated Notes") in the principal amount of $625.0 million are receiving, in satisfaction of their claims (including all accrued and unpaid interest), approximately 20.5 million shares of common stock of Magellan (in the form of Ordinary Common Stock having the rights, powers and privileges described below), representing approximately 50.7% of the equity of Magellan on a fully diluted basis as of the Effective Date (reflecting all shares of common stock outstanding or subject to outstanding options and warrants). This represents approximately 32.83 shares per $1,000 of principal amount of the Old Subordinated Notes.

              Holders of general unsecured creditor claims (other than claims on the Old Senior Notes and Old Subordinated Notes), which the Company estimates total approximately $54 million (including amounts reserved pending the resolution of certain disputed claims), are receiving under the Plan, in satisfaction of their claims (including any unpaid interest accrued thereon), approximately $3 million in cash, approximately $14 million in principal amount of Series B of the New Senior Notes and approximately 1.2 million shares of Ordinary Common Stock, representing approximately 3.0% of Magellan's equity on a fully diluted basis as of the Effective Date (calculated on the same basis referred to above), such portions of cash and New Senior Notes being as determined in accordance with certain criteria set forth in the Plan applied as of the Effective Date. As of the Effective Date, the total principal amount of the New Senior Notes (Series A and Series B together) will be approximately $247 million (including approximately $6 million reserved for disputed claims).

           Also on January 5, 2004, the previously outstanding shares of Common Stock of Magellan were cancelled and two new classes of common stock were authorized and issued. Specifically, 100 million shares of Ordinary Common Stock, $0.01 par value per share ("ORDINARY COMMON STOCK"), and 40 million shares of Multiple and Variable Vote Restricted Convertible Common Stock, $0.01 par value per share ("MULTI-VOTE COMMON STOCK"),were authorized, as were 10 million shares of Preferred Stock, $0.01 par value per share, that are issuable in the discretion of the Board of Directors in the manner provided by law in one or more series with such powers, privileges and rights as may be determined by the Board (except that no non-voting shares shall be issued). No shares of Preferred Stock were issued or are to be issued under the Plan. Shares of the Multi-Vote Common Stock may only be issued to, and held by, Onex Corporation, a Canadian corporation, or (as determined in accordance with Magellan's amended and restated certificate of incorporation) an affiliate thereof (collectively, "ONEX"). As described below, Onex, in connection with the Plan, invested in the equity of Magellan, which equity is to be in the form of shares of Multi-Vote Common Stock. Upon transfer of any shares of Multi-Vote Common Stock to any party other than Onex, the shares of Multi-Vote Common Stock will automatically convert on a share-for-share basis into shares of the Ordinary Common Stock. In addition, any shares of Ordinary Common Stock that Onex may come to own at any time when the Multi-Vote Common Stock is outstanding will automatically convert into shares of Multi-Vote Common Stock.

              In general, the Multi-Vote Common Stock and Ordinary Common Stock have the same powers, privileges and rights, and each share represents an equivalent interest in Magellan's equity, except that the shares of Multi-Vote Common Stock will have the number of votes per share from time to time sufficient so that all the outstanding shares of Multi-Vote Common Stock will have an equal number of votes as all the outstanding shares of Ordinary Common Stock (i.e., the Multi-Vote Common Stock will be entitled to exercise 50% of the voting power of all the common stock of Magellan). The Multi-Vote Common Stock and Ordinary Common Stock also differ in that each class has different voting rights in the election of directors and certain other voting rights and other special rights and privileges, including as described below. The Multi-Vote Common Stock will cease to have any special voting rights or any other special rights or powers in the event the outstanding shares of Multi-Vote Common Stock cease to represent at least 15.33% of the total number of shares of common stock (both Ordinary Common Stock and Multi-Vote Common Stock) issued on the Effective Date (approximately 35.3 million shares) or at least 10% of the total number of shares of common stock outstanding at any time.

           As part of the Plan, the Company offered to holders of its Old Subordinated Notes, its general unsecured creditors and one holder of an administrative claim (the "EQUITY OFFERING") the opportunity to purchase, on the effective date of the Plan, shares of common stock equivalent to 6,052,632 shares of Ordinary Common Stock (after giving effect to the proportional increase made in connection with consummation of the Plan described above) for a total purchase price of $75 million ($12.39 per share). The Company also received as part of the Plan a commitment from Onex to purchase on the same terms any shares not purchased in the Equity Offering by the creditors to whom such shares were offered. Pursuant to the Equity Offering, creditors purchased 5,111,019 shares and Onex purchased 941,613 shares.

              On the Effective Date, Onex also purchased, pursuant to an additional commitment under the Plan, 6,052,632 shares of common stock for a total purchase price of $75 million (the "ONEX INVESTMENT"), or $12.39 per share. In addition, Onex, pursuant to its commitment under the Plan, purchased

1,421,335 shares (and is committed to purchase up to approximately 50,000 additional shares that have been reserved for disputed claims) in order to fund (based on the same purchase price) an offer made by Magellan pursuant to the Plan to holders of its Old Subordinated Notes and to the Company's other general unsecured creditors permitting them to elect to receive $9.78 in cash per share in lieu of the shares of Ordinary Common Stock they would otherwise receive under the Plan (the "CASH-OUT ELECTION"). All of the 8,415,580 shares purchased by Onex on the Effective Date (in the Equity Offering, pursuant to the Onex Investment and to fund the Cash-Out Election) are, as provided by Onex's commitments, shares of the Multi-Vote Common Stock. These shares represent approximately 23.9% of the shares of common stock outstanding on the Effective Date and 21.0% of the common stock on a fully diluted basis as of the Effective Date. A copy of the Stock Purchase Agreement between the Company and an Onex subsidiary, dated as of December 18, 2003, is attached hereto as Exhibit 2.4.

              The previous Series A Redeemable Preferred Stock of Magellan was cancelled on the Effective Date and the holders thereof became entitled to receive 456,660 shares of Ordinary Common Stock, representing approximately 1.3% of the equity of Magellan as of the Effective Date on a fully diluted basis (giving effect to all shares outstanding or subject to options or warrants outstanding as of the Effective Date), as well as warrants to purchase until the seventh anniversary of the Effective Date (January 5, 2011) for $30.20 per share a like number of shares of Ordinary Common Stock.

              The previously outstanding common stock of Magellan also was cancelled on the Effective Date and the holders thereof became entitled to receive 114,165 shares of Ordinary Common Stock, representing approximately 0.3% of the equity of Magellan on the Effective Date on a fully diluted basis (calculated on the same basis as described above), as well as warrants to purchase at any time until January 5, 2011 for $30.20 per share a like number of shares of Ordinary Common Stock (i.e., 114,165), which equals approximately one share of Ordinary Common Stock and a warrant to purchase one share of Ordinary Common Stock for every 310 shares of the previously outstanding common stock. The form of warrant to be received by the previous holders of Magellan common stock and Series A Redeemable Preferred Stock, and the related Warrant Agreement as entered into by Magellan on the Effective Date, are attached hereto as
Exhibit 2.5. Pursuant to the Plan, on the Effective Date all previously outstanding options and warrants to purchase common stock of Magellan were cancelled.

           As part of consummation of the Plan, an agreement between Aetna, Inc. ("AETNA") and Magellan to renew their behavioral health services contract became effective. Under this agreement, the Company will continue to manage the behavioral health care of individuals covered by Aetna's healthcare programs through December 31, 2005, with an option for Aetna to either purchase the business or to extend the agreement at that time. Pursuant to the Plan, on the Effective Date, the Company paid $15.0 million of its obligation to Aetna of $60.0 million plus accrued interest, and issued to Aetna an interest-bearing note (the "AETNA NOTE") for the balance of $48.9 million, which will mature on December 31, 2005. The Aetna Note is guaranteed by substantially all of the subsidiaries of Magellan and is secured by a second lien on substantially all of the assets of reorganized Magellan and the subsidiary guarantors. Additionally, if the behavioral health services contract is extended by Aetna at its option through at least December 31, 2006, one-half of the Aetna Note would be payable on December 31, 2005, and the remainder would be payable on December 31, 2006. A copy of the Aetna Note is attached hereto as Exhibit 2.5. If Aetna opts to purchase the business, the purchase price could be offset against any amounts owing under the Aetna Note. A copy of this agreement renewing the behavioral health services contract (the Third Amendment, dated as of January 5, 2004, together with the Second Amendment, dated as of March 11, 2003) to the Master Service Agreement, dated as of August 5, 1997, as amended, by and among Aetna, Magellan Health Services, Inc. and Magellan's subsidiary Human Affairs International), is attached hereto as Exhibit 2.6. In addition, Aetna received under the Plan on the Effective Date an option to purchase, between January 1, 2006 and January 5, 2009, 230,000 shares of Ordinary Common Stock at a purchase price of $10.48 per share. The form of the warrant to be received by Aetna, and the warrant agreement, is attached hereto as Exhibit 2.7.

           On the Effective Date, Magellan's certificate of incorporation and bylaws were amended and restated and its Board of Directors was reconstituted to consist of nine members, as specified in accordance with the Plan. The current directors of Magellan include the Company's chief executive officer (Steven J. Shulman) and chief operating officer (Dr. Rene Lerer) and seven members selected by Onex and the Official Committee of

Unsecured Creditors that was established in the Chapter 11 case (Mark L. Hilson, Robert Haft, Christopher A. Govan, Robert M. LeBlanc, Michael P. Ressner, Michael Diament and Saul Burian). The terms of office of the members are as follows:

o the terms of three members (Messrs. Haft, Govan and LeBlanc) will extend to the 2005 annual meeting of shareholders of Magellan,

o the terms of office of two members (Messrs. Hilson and Lerer) will extend until the 2006 annual meeting of shareholders,

o and the terms of office of four members (Messrs. Shulman, Ressner, Diament and Burian) will extend until the 2007 annual meeting of shareholders.

In each case, the term of their successors will extend for three years and until the election and qualification of their respective successors, or in any case their earlier death, incapacity, resignation or removal.

           Upon the expiration of their initial terms, the seats held by four of the initial directors (Messrs. Shulman, Hilson, Haft and Govan and their successors) will be filled by election by vote of the holders of the Multi-Vote Common Stock only, voting as a separate class, three (Messrs. Ressner, Diament and Burian and their successors) will be filled by election by vote of the holders of the Ordinary Common Stock only, voting as a separate class, and two (Messrs. LeBlanc and Lerer and their successors) will be filled by election by vote of the holders of the Multi-Vote Common Stock and the Ordinary Common Stock, voting together as though one class, in which vote the Multi-Vote Common Stock will be entitled to cast 50% of the entire vote. However, the special voting powers of the Multi-Vote Common Stock and Ordinary Common Stock will terminate at such time as no shares of Multi-Vote Common Stock remain outstanding and all the directors will then be elected by all the common stockholders voting together on the basis of one vote per share. Copies of the Amended and Restated Certificate of Incorporation and the Restated By-Laws of the Company are attached hereto as Exhibits 2.8 and 2.9, respectively, and reference should be made thereto for a more detailed description of the rights, powers and privileges of the shareholders of Magellan.

           The Company's current senior executive officers (Steven J. Shulman, Dr. Rene Lerer and Mark S. Demilio) are entering into employment agreements with Magellan as of the Effective Date providing for them to continue in their current positions upon consummation of the Plan. Copies of such agreements are attached hereto as Exhibits 2.10, 2.11 and 2.12 hereto. In general, the Company's other senior officers are expected to continue in Magellan's employ in substantially the same positions. The form of employment agreement with Magellan which the Company's other senior officers are entering into with the Company is an exhibit to the Plan and was filed as Exhibit 99.10 to the Company's Current Report on Form 8-K filed with the SEC on September 29, 2003.

           A Management Incentive Plan became effective on January 5, 2004 in accordance with the Plan, under which restricted stock awards, stock options and other equity incentives may be issued to members of the Company's management and other employees. A total of 6,373,689 shares of Ordinary Common Stock have been reserved for issuance pursuant to such plan over a period not to exceed ten years after the Effective Date. Pursuant to the Plan and their employment agreements, as of the Effective Date, options to purchase approximately 2.9 million shares of Ordinary Common Stock and restricted stock awards for 167,516 shares of Ordinary Common Stock are being issued to the three senior executive officers of the Company, and these executives will receive certain cash payments from the Company intended to equal the income taxes that they will incur as a result of such issuances. Stock options covering approximately 1.4 million additional shares are being issued to other members of management of the Company in connection with the consummation of the Plan. A copy of the Management Incentive Plan is attached hereto as Exhibit 2.13. In addition, as provided by his employment agreement, Mr. Shulman is purchasing as of the Effective Date 83,758 shares of Ordinary Common Stock for $11.94 per share in cash, the average price paid by Onex for all of the shares of common stock it acquired in connection with the Plan, and will receive a cash payment equal to a portion of the income taxes that he may incur as a result of such purchase.

              The options to executive officers were granted with exercise prices ranging from the reorganization value under the Plan, as set forth in the Plan's disclosure statement ($10.43 per share), to the average price paid by

Onex for all of the shares it acquired in connection with the Plan ($11.94 per share). The options granted to other members of management have exercise prices ranging from the price paid in the Onex Investment ($12.39 per share) to the price that is 85% of the average closing price of the common stock over the first 20 trading days. To the extent the fair market value of the stock (generally, the price at which the common stock trades on the first day of trading) exceeds the exercise prices of the options, the Company will incur a charge equal to such differences times the number of shares subject to the options (approximately 4.3 million shares in the aggregate). This charge will be recognized ratably over the vesting periods of the options, which range from three to four years. The Company also will recognize a charge with respect to the grants of stock to executive officers equal to the fair market value of the stock at the time of grant multiplied by the 167,516 shares granted, plus the amount paid to the executives with regard to income related to such grants. In addition, the Company will recognize a charge with respect to the shares purchased by Mr. Shulman to the extent the fair market value of the stock at the time of purchase exceeds the price paid for such shares by Mr. Shulman ($10.43 per share) multiplied by the 83,758 shares purchased and the related payment to him with regard to income taxes. The charges with respect to the stock grants, and the charge, if any, with respect to the stock purchase will be recognized as of today, the date of the grants and the purchase.

              Before the Effective Date, the common stock of the Company was registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). On the Effective Date, the Ordinary Common Stock of Magellan, as issued in accordance with the Plan, was deemed registered under
Section 12(g) of the Exchange Act as a successor issue, and Magellan as reorganized was deemed a successor issuer, in relation to the previously registered common stock in accordance with SEC Rule 12g-3(a). In addition, the warrants referred to above became registered under Section 12(g) of the Exchange Act pursuant to a registration statement on Form 8-A. The Ordinary Common Stock of the Company, including shares which may be issued upon conversion of shares of Multi-Vote Common Stock and upon exercise of the warrants and options referred to above, have been listed on the Nasdaq Stock Market and assigned the ticker symbol "MGLN". On the Effective Date, in accordance with the Plan, Magellan also entered into a Registration Rights Agreement with Onex and Aetna, providing them rights with respect to the registration of their shares for public sale under the Securities Act of 1933, as amended, in certain circumstances. A copy of this Registration Rights Agreement is attached hereto as Exhibit 2.14.

           Information regarding the assets and liabilities of the Company as of September 30, 2003 is contained in the Company's Quarterly Report on Form 10-Q filed with the SEC on November 19, 2003. The Company's assets as of the Effective Date differ materially from those reported as of September 30, 2003 by reason of the cash payments made and to be made under the Plan, the issuance of equity pursuant to the Equity Offering and the Onex Investment and the borrowings the Company made under the New Credit Facility, as described above, and the Company's liabilities differ materially by reason of the discharge of liabilities provided by the Plan and the new obligations undertaken by the Company in implementation of the Plan as described above. In connection with the consummation of the Plan, the Company will adopt "fresh start accounting" with respect to its financial reports, which requires the Company to restate its assets and liabilities to their fair values based upon the provisions of the Plan and certain valuations which the Company will make in connection with the implementation of the Plan. The Company has not yet determined the impact of fresh start accounting on the historical consolidated financial statements.

              Certain of the statements made in the attached press release, including those concerning the success of the Company's reorganization, constitute forward looking statements as contemplated under the Private Securities Litigation Reform Act of 1995. These forward looking statements are subject to known and unknown uncertainties and risks which could cause actual results to differ materially from those contemplated or implied by such forward looking statements including: service issues arising with certain customers, terminations by customers, operating results or cash flows differing from those contemplated or implied by such forward looking statements, the impact of new or amended laws or regulations, governmental inquiries, outcome of ongoing litigation, interest rate increases, unanticipated increases in the costs of care and other factors. Any forward looking statements made in this release are also qualified in their entirety by these risks, the complete discussion of risks set forth under the caption "Cautionary Statements" in Magellan's Transition Report on Form 10-K for the transition period October 1, 2002 through

December 31, 2002 filed with the SEC on August 12, 2003 and the additional discussion of risks set forth under the caption "Forward-Looking Statements" contained in Item 2 of Magellan's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed with the SEC on November 19, 2003.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)        Financial Statements

           Not applicable.

(b)        Pro Forma Financial Information

           Not applicable


(c) Exhibits.

        Exhibit No.                          Description


           2.1 Press Release issued January 5, 2004 by Magellan Health Services, Inc.

           2.2 Credit Agreement among Magellan Health Services, Inc., various lenders and Deutsche Bank AG, New York Branch, as Administrative Agent, dated as of January 5, 2004

           2.3                Indenture between Magellan Health Services, Inc.
                              and HSBC Bank, dated as of January 5, 2004

           2.4 Stock Purchase Agreement between Magellan Health Services, Inc. and Magellan Holdings LP, dated as of December 18, 2003

           2.5 Warrant Agreement between Magellan Health Services, Inc. and Wachovia Bank, National Association, as Warrant Agent dated as of January 5, 2004


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
           2.6 New Aetna Note issued by Magellan Health Services, Inc. to Aetna, Inc. with a final maturity date of December 31, 2005, dated as of January 5, 2004

           2.7 Third Amendment, dated as of January 5, 2004, together with Second Amendment, dated as of March 11, 2003, to the Master Service Agreement, dated as of August 5, 1997, as amended, by and among Aetna, Inc., Magellan Health Services, Inc. and Human Affairs International.

           2.8 New Aetna Warrant to purchase 1.0% of the common stock of Magellan Health Services Inc., exercisable on or after January 1, 2006, dated as of January 5, 2004

           2.9 Amended and Restated Certificate of Incorporation of Magellan Health Services, Inc., as in effect on January 5, 2004

           2.10 Amended and Restated By-Laws of Magellan Health Services, Inc., as in effect on January 5, 2004

           2.11 Employment Agreement for Steven J. Shulman, dated as of January 5, 2004

           2.12 Employment Agreement for Dr. Rene Lerer, dated as of January 5, 2004

           2.13 Employment Agreement for Mark S. Demilio, dated as of January 5, 2004

           2.14 New Long-Term Incentive Plan of Magellan Health Services, Inc., dated as of January 5, 2004

           2.15 Registration Rights Agreement among Magellan Health Services, Inc., Magellan Holdings LP and Aetna, Inc., dated as of January 5, 2004

                                   SIGNATURES
                                   ----------


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  MAGELLAN HEALTH SERVICES, INC.

                                  By:  /s/ Mark S. Demilio
                                      ------------------------------------------
                                      Name:   Mark S. Demilio
                                      Title:  Executive Vice President and
                                              Chief Financial Officer




Dated:  January 5, 2004

                                  EXHIBIT INDEX
                                  -------------


   Exhibit No.                          Description
   -----------                          -----------


           2.1 Press Release issued January 5,2004 by Magellan Health Services, Inc.

           2.2 Credit Agreement among Magellan Health Services, Inc., various lenders and Deutsche Bank AG, New York Branch, as Administrative Agent, dated as of January 5, 2004

           2.3                Indenture between Magellan Health Services, Inc.
                              and HSBC Bank, dated as of January 5, 2004

           2.4 Stock Purchase Agreement between Magellan Health Services, Inc. and Magellan Holdings LP, dated as of December 18, 2003

           2.5 Warrant Agreement between Magellan Health Services, Inc. and Wachovia Bank, National Association, as Warrant Agent dated as of January 5, 2004

           2.6 New Aetna Note issued by Magellan Health Services, Inc. to Aetna, Inc. with a final maturity date of December 31, 2005, dated as of January 5, 2004

           2.7 Third Amendment, dated as of January 5, 2004, together with Second Amendment, dated as of March 11, 2003, to the Master Service Agreement, dated as of August 5, 1997, as amended, by and among Aetna, Inc., Magellan Health Services, Inc. and Human Affairs International.

           2.8 New Aetna Warrant to purchase 1.0% of the common stock of Magellan Health Services, Inc., exercisable on or after January 1, 2006, dated as of January 5, 2004


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           2.9                Amended and Restated Certificate of Incorporation
                              of Magellan Health Services, Inc., as in effect on January 5, 2004

           2.10 Amended and Restated By-Laws of Magellan Health Services, Inc., as in effect on January 5, 2004

           2.11 Employment Agreement for Steven J. Shulman, dated as of January 5, 2004

           2.12 Employment Agreement for Dr. Rene Lerer, dated as of January 5, 2004

           2.13 Employment Agreement for Mark S. Demilio, dated as of January 5, 2004

           2.14 New Long-Term Incentive Plan of Magellan Health Services, Inc., dated as of January 5, 2004

           2.15 Registration Rights Agreement among Magellan Health Services, Inc., Magellan Holdings LP and Aetna, Inc., dated as of January 5, 2004






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